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                                                                EXHIBIT 10.63


                                AMENDMENT NO. ONE
                                       TO
                                LICENSE AGREEMENT


         THIS AMENDMENT NUMBER ONE TO LICENSE AGREEMENT FOR INTERFERON GAMMA ("AMENDMENT") is entered into effective December 28, 1998, between Genentech, Inc. ("GENENTECH") and Connetics Corporation ("CONNETICS"). Terms not otherwise defined in this Amendment shall have the meanings as defined in the License Agreement.

                                 R E C I T A L S

A. The parties have previously entered into a License Agreement effective May 5, 1998, relating to interferon gamma (the "LICENSE AGREEMENT"), together with a Stock Purchase Agreement of even date (the "STOCK AGREEMENT").

B. Pursuant to Section 2.3(c) of the License Agreement, Connetics had the right to sublicense the Agreement to InterMune, and has in fact entered into a sublicense to that effect dated August 21, 1998.

C. Pursuant to Section 8.1 of the License Agreement, and the terms of the Stock Agreement, Connetics agreed to issue additional stock to Genentech if certain conditions were not met by December 28, 1998, and the parties anticipate that those conditions will not be met by that date.

D. The parties desire to amend the License Agreement effective as of the date first written above, on the terms [set] forth in this Amendment, and simultaneously with a corresponding Amendment Number One to the Stock Purchase Agreement ("STOCK AGREEMENT AMENDMENT").

NOW THEREFORE, the parties agree as follows:

                                    AGREEMENT

1. Section 8.1 of the License Agreement is hereby amended to read in its entirety as follows:

         8.1 Up-front Payment. Connetics shall issue to Genentech upon the Original Closing Date (as defined in the Stock Agreement) shares of Connetics Common Stock ("Original Issuance Shares" as defined in the Stock Agreement) with a fair market value equal to two million dollars ($2,000,000), on the terms and conditions set forth in the Stock Agreement. If on the Notification Date or, if later, the Second Closing Date (each as defined in the Stock Agreement Amendment), the aggregate market value of the Original Issuance Shares (based on the Second Issuance Price, as defined in the Stock Agreement Amendment) is less than $4,000,000, then Connetics shall issue to Genentech on the Second Closing Date that number of additional shares of its Common Stock (the "SECOND ISSUANCE SHARES") equal to the lesser of: (i) the number of shares necessary to increase the aggregate market value of the Original Issuance Shares (based on the Second Issuance Price) and the Second Issuance Shares (based on the Second Issuance Price) to $4,000,000; or
         (ii) the number of shares



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         (rounded to the nearest whole number) necessary to increase the aggregate number of shares of Connetics Common Stock held by Genentech (exclusive of any shares that Genentech has purchased from parties other than Connetics) to 9.9% of Connetics' total outstanding shares of Common Stock as of the close of business on the Notification Date or the Second Closing Date, if later. In lieu of all or any portion of the Second Issuance Shares that Connetics is obligated to issue to Genentech on the Second Closing Date, Connetics may elect to pay Genentech the cash value of such Second Issuance Shares (based on the Second Issuance Price). The Original Closing of the stock issuances shall take place as described in the Stock Agreement and the Second Closing of the stock issuances shall take place as described in the Stock Agreement Amendment. In the event that Connetics does not issue to Genentech all of the Second Issuance Shares or the cash value of the Second Issuance Shares, Genentech may, in addition to other remedies available to it by law or in equity, immediately terminate this Agreement and the licenses granted to Connetics under this Agreement. Such termination by Genentech of the Agreement and the licenses hereunder does not discharge Connetics' obligation to issue all of the Second Issuance Shares or to pay to Genentech the cash value of the Second Issuance Shares. The up-front payment shall not be creditable against any royalty payments owed by Connetics under Sections 8.3 and
         8.4 of this Agreement.

2. To the extent necessary, the remaining provisions of the License Agreement are amended to reflect the revised definitions of Second Closing Date and Second Issuance Shares, as modified by the Stock Agreement Amendment.

3. The remainder of the License Agreement, including the exhibits to that Agreement (except the Stock Agreement, to the extent modified by the Stock Agreement Amendment), will continue in full force and effect as though fully set forth in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment Number One to License Agreement as of the date first written above.

Genentech, Inc.                                   Connetics Corporation


By:  /s/ W. D. Young KM                           By:  /s/ T. Wiggans
     _____________________________                     _________________________
     William D. Young                                  Thomas G. Wiggans
     Chief Operating Officer                           President and Chief
                                                       Executive Officer



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